Exhibit 99.2
February 20, 2025

NOTICE OF REDEMPTION OF CERTAIN WARRANTS

Dear Warrant Holder,

Redwire Corporation (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City Time on March 24 (the “Redemption Date”), certain of the Company’s outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued under the Warrant Agreement (the “Warrant Agreement”), dated as of November 23, 2020, by and between Redwire Corporation (f/k/a Genesis Park Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Any capitalized term used but not defined in this Notice of Redemption shall have the meaning ascribed to it in the Warrant Agreement.

Each Public Warrant entitles the holder thereof to purchase one share of Common Stock per Public Warrant for a cash purchase price of $11.50 per share. At 5:00 p.m. New York City Time on the Redemption Date and thereafter, any Public Warrants that remain unexercised immediately at 5:00 p.m. New York City Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares. Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbol “RDW.WS” and the Common Stock is listed on the NYSE under the symbol “RDW.”

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City Time on the Redemption Date. At 5:00 p.m. New York City Time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” You should consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise if they wish to exercise the Public Warrants.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6.1 of the Warrant Agreement, which provides that the Company has the right to redeem the Public Warrants at a redemption price of $0.01 per Public Warrant if (i) the closing price of the Common Stock is at least $18.00 per share on each of the twenty (20) trading days within the thirty (30) trading-day period ending on the third business day prior to the date on which a notice of redemption is given and (ii) there is an effective registration statement covering the Common Stock issuable upon the exercise of the Warrants, and a current prospectus relating thereto, available throughout the Redemption Period. The closing price of the Common Stock has been at least $18.00 per share for twenty (20) trading days within the thirty (30) day trading period ending on February 14, 2025 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City Time on the Redemption Date to exercise their Public Warrants to purchase shares of Common Stock. Warrants may only be exercised for cash.

Each Public Warrant entitles the holder thereof to purchase one share Common Stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”). Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided by the Depository Trust Company and will otherwise be provided upon request to the Warrant Agent.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine such broker’s procedure for exercising such Public Warrants.

Public Warrant holders of record may exercise their Public Warrants by sending (i) a fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among other things, the number of Public Warrants being exercised and (ii) the exercise funds via wire transfer, to the Warrant Agent:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department
Telephone: (212) 509-4000
Email: compliance@continentalstock.com

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, properly insured registered mail is suggested.

The fully and properly completed Election to Purchase and the exercise funds must be received by Continental Stock Transfer & Trust Company by 5:00 p.m. New York City Time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase together with the exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

PUBLIC WARRANTS HELD IN STREET NAME

For Public Warrant holders who hold their Public Warrants in “street name,” provided that the Exercise Price for the warrants being exercised and a Notice of Guaranteed Delivery is received by the Warrant Agent by 5:00 p.m. New York City Time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date to deliver the Public Warrants to the Warrant Agent. Any such Public Warrants received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption (at the Redemption Price of $0.01 per Public Warrant), and not for exercise.

PROSPECTUS

A prospectus, dated June 8, 2023, covering the Common Stock issuable upon the exercise of the Public Warrants is included in a registration statement (Registration No. 333- 259755) on file with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 12, 2023. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from our investor relations team.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City Time on the Redemption Date. Those who hold their Public Warrants in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

Under United States federal income tax laws, the Warrant Agent may be required to withhold a portion of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Public Warrants who wish to avoid backup withholding should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person nor a resident alien), when providing the Election to Purchase, if the holder has not already provided such documentation to the Warrant Agent. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515, IRS Form W-9 and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

*********************************

Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Nothing in this Notice of Redemption shall constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

None of the Company, its Board of Directors or employees has made or is making any representation or recommendation to any Public Warrant holder as to whether to exercise or refrain from exercising any Public Warrants.